                                 PROMISSORY NOTE

            CAN$2,500,000                                       June 26th, 2002
            10% Interest

1.          For value received, BIO SYNTECH CANADA INC. (the "Borrower"), hereby promises  to pay to THE  BUSINESS  DEVELOPMENT  BANK OF CANADA  (the
            "Lender"),  $2,500,000 (two million five hundred  thousand  dollars)
            with interest at a rate of ten percent  (10%) per annum,  compounded monthly  and  calculated  daily  on  the  basis  of a  365-day  year
            (collectively: the "Loan").

2.          The Debtor shall repay the Loan at 5 Place Ville Marie,  suite 1450,
            Montreal,  Province  of  Quebec,  H3B 5E7 no later  than 12:01 AM on
            February 15, 2006.

3.          Any amount (including  principal or interest) which is not paid when due shall bear  interest  at twenty  five  percent  (25%) per annum, compounded monthly and payable on demand.

4.          The parties  hereto  covenant  and agree to sign such other  papers, cause such  meetings  to be held,  resolutions  passed  and  by-laws enacted, exercise their vote and influence, do and perform and cause to be done and  performed  such further and other acts and things as may be  necessary  or desirable in order to give full effect to this
            Agreement and every part thereof.

5.          This  Agreement  shall be  governed  by the laws of the  Province of
            Quebec as well as the laws of Canada applicable therein.

6.          The  dollar  amounts  referred  to in  this  Agreement  shall  be in
            Canadian funds.

7.          The division of this  Promissory  Note into  articles,  sections and subsections  are for  convenience  of  reference  only and shall not affect the interpretation or construction hereof.

8.          Except for the Loan  Agreement  which  intervened by and between the parties on the date hereof,  this Promissory  Note shall  constitute the entire agreement  between the parties hereto with respect to all of the matters herein and this  Promissory Note shall not be amended except by a  memorandum  in  writing  signed  by all of the  parties hereto,  and any amendment  thereof shall be null and void and shall not be  binding  upon any party  which has not given its  consent as aforesaid.

9.          The  Lender  is free to  assign,  transfer  or sell its right in and pursuant to the present Promissory Note.

10.         It is at  the  express  consent  of the  parties  that  the  present agreement be written in english  although  certain  documents may be written in french. C'est a la demande expresse des parties que cette convention  soit  redigee en  anglais  quoi que  certains  documents puissent etre rediges en francais.

            IN WITNESS  WHEREOF,  the  parties  hereto have duly  executed  this agreement at the date and place referred to above.

(Borrower)                             BIO SYNTECH CANADA INC.

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                                       Name:
                                       Title:

(Lender)                               BUSINESS DEVELOPMENT BANK OF CANADA

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                                       Title: